EXHIBIT 99.2

DocuSign Announces CFO Transition Plan

Cynthia Gaylor to step down as CFO later this year; Company commences search process

SAN FRANCISCO, March 9, 2023 -- DocuSign (NASDAQ: DOCU) today announced that Cynthia Gaylor has informed the company that she intends to step down from her position as Chief Financial Officer in the coming months. DocuSign has initiated a search led by Chief Executive Officer, Allan Thygesen, to identify the company’s next CFO. Gaylor will remain in her role to ensure a smooth transition, including through the announcement and filing of the company’s Q1 FY2024 results.

Gaylor was appointed CFO in September 2020, and prior to that served as a member of DocuSign’s Board, including as Chair of the Audit Committee.

“Cynthia has been an instrumental part of DocuSign’s story. We have benefited from her unwavering commitment and leadership these last few years, and we are grateful for the strong foundation she leaves behind,” said Allan Thygesen, CEO of DocuSign. “Her countless contributions include guiding the company through tremendous growth and serving as a stabilizing force during significant market adjustments and leadership changes. I want to thank her for her partnership during my tenure as CEO and her willingness to support a seamless transition before she moves on to her next opportunity.”

“It has been an honor to serve as DocuSign’s CFO the past few years, and to work alongside the talented team we have in place across our CFO organization and DocuSign more broadly. Together we have played an important role in shaping how the world agrees. I am proud of what we accomplished together and am excited for the future,” said Cynthia Gaylor, CFO of DocuSign. “DocuSign is well positioned for success, and I look forward to ensuring a seamless transition in the coming months.”

Gaylor’s planned departure is not a result of any disagreement regarding the company’s financial statements or disclosures.

Fourth Quarter and Full Year Fiscal 2023 Results
In a separate press release issued today, DocuSign announced its fourth quarter and full year fiscal 2023 results. The company will host a conference call at 1:30 p.m. Pacific Standard Time (4:30 p.m. Eastern Standard Time) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com.

For more information on DocuSign, visit www.docusign.com

About DocuSign
DocuSign helps organizations connect and automate how they navigate their systems of agreement. As part of its industry leading product lineup, DocuSign offers eSignature, the world's #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, over a million customers and more than a billion users in over 180 countries use the DocuSign platform to accelerate the process of doing business and simplify people's lives. For more information visit http://www.docusign.com.

Copyright 2023. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Media Relations
Megan Gregorio
media@docusign.com

Investor Relations
investors@docusign.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our management's beliefs and assumptions, and which statements can involve substantial risk and uncertainties. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "may," "will," "plans," "potential," or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Additional risks and uncertainties affecting our business can be found in our annual report on Form 10-K for the fiscal year ended January 31, 2022 filed on March 25, 2022, our quarterly report on Form 10-Q for the quarter ended October 31, 2022 filed on December 8, 2022 with the Securities and Exchange Commission (the "SEC"), and other filings that we make from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

SOURCE DocuSign, Inc.